EXHIBIT 1
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the Schedule 13G Amendment 1, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.
Dated: February 13, 2007

STEPHENS-NACG LLC

By:	SF Holding Corp., its sole manager

	By:	/s/ David A. Knight

Name: David A. Knight
Title: Vice President

SF HOLDING CORP.

By:	/s/ David A. Knight

Name: David A. Knight
Title: Vice President

WARREN A. STEPHENS

/s/ Warren A. Stephens

W.R. STEPHENS, JR.

/s/ W.R. Stephens, Jr.